EXHIBIT 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To CAS Medical Systems, Inc.:



As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-8 Files Nos. 33-90512 and 33-90514.






/s/ Arthur Andersen LLP
Arthur Andersen LLP



Stamford, Connecticut
March 26, 1999